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                                                                     Exhibit 3.1

                           COMMONWEALTH OF THE BAHAMAS

                                 --------------

                                The Companies Act

                    COMPANY LIMITED BY GUARANTEE AND HAVING A
                           CAPITAL DIVIDED INTO SHARES

                                 --------------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                            POLYDEX CHEMICALS LIMITED

1.       The name of the Company is POLYDEX CHEMICALS LIMITED.

2. The registered office of the Company will be situate in the Island of New Providence, one of the islands of the Commonwealth of the Bahamas.

3.       The objects for which the Company is established are:

         (1) to carry on the manufacture and sale of patent medicines, medicinal and pharmaceutical preparations, and generally to carry on the business of manufacturers, buyers and sellers, at wholesale and at retail, of all kinds of preparations and chemicals whatsoever; to carry on all or any of the businesses of chemists, chemical manufacturers, exporters and importers, at wholesale or at retail or on a commission basis; to buy and acquire from any person, firm or corporation any recipes, formulae or other information, whether patented or not, for the manufacture and preparation of any pharmaceutical articles or specialties;



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                  and as wholesalers only and not as retailers, to carry on the business of manufacturers of drugs and medicines;

         (2) To purchase or otherwise acquire, on such terms and in such manner as the regulations of the Company from time to time provide any shares or interests in the Company.

         (3) to engage in and carry on research of all kinds including, without limiting the generality of the foregoing, chemical, mechanical and industrial research, and to enter into contracts for or otherwise undertake research of all kinds on behalf of other persons, firms or corporations;

         (4) to promote, institute, enter into, carry on, assist or participate in any and every description of financial, commercial, mercantile, industrial, manufacturing, mining and agency business, works, contracts, undertakings and operations of all kinds;

         (5) to carry on a general financial agency, investment, underwriting and brokerage business, and to act as agents and brokers for the purchase, sale, improvement and management of any property, business or undertaking;

         (6) to subscribe for, underwrite, and acquire by purchase, exchange or other legal title, and hold either absolutely, or as holder by way of collateral security, or otherwise, and to sell with or without guarantee, assign, transfer and otherwise dispose of and deal in the stocks, bonds, debentures, shares, scrip and securities of any government, any municipal and school corporation, any banking, public utility, commercial and industrial company or corporation;

         (7) to carry on the business of capitalists and financiers in all its branches;

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         (8)      to undertake the office of receiver, treasurer, registrar or auditor, and to keep for any company, government authority, or body, any register relating to any stocks, funds, shares or securities, or to undertake any duties, in relation to the registration of transfers, the issue of certificates or otherwise;

         (9) to carry on the business of an investment company in all its branches and, in particular (but without limitation to the generality of the foregoing words), to acquire and hold shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities whether or not involving unlimited liability, of or issued or guaranteed by any company or corporation constituted or carrying on business in any part of the world and whether public or private, and also to acquire and hold debentures, debenture stock, bonds, notes, obligations and securities, not involving unlimited liability, of or issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, national, municipal, local or otherwise, or any agency of any such authority, or any international body or authority whatsoever;

         (10) to apply for purchase or otherwise acquire, and to protect and renew in any part of the world any patents, patent rights, brevets d'invention, trade marks, designs, licences, concessions, and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention, which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences and charge royalties in respect of, or otherwise turn to account the property, rights or information so

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                  acquired and to expend money in experimenting upon, testing or improving any such patents, inventions or rights;

         (11) to act as managers for and to render services to other persons, firms, companies and corporations in connection with any property or business of any nature and generally to carry on the business of a management company in all its branches;

         (12) to produce, manufacture, adapt, prepare, distribute, buy, sell, rent, lease, let on hire, import, export and otherwise deal in, either as principal or as agent and either at wholesale or at retail, goods, wares, products, materials, articles and merchandise of every nature and kind whatsoever,

         (13) to do a general commission merchant's and selling agent's business; to buy, sell, and otherwise dispose of, hold, own, manufacture, produce, export and import, and deal in, either as principal or agent, and upon commission or otherwise, all kinds of personal property whatsoever, without limit as to amount; to make and enter into all manner and kinds of contracts, agreements, and obligations by or with any person or persons, company or companies, for the purchasing, acquiring, manufacturing, repairing, selling, and dealing in any article of personal property of any kind or nature whatsoever, and generally with full power to perform any and all acts connected with the same or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business, or conducive to its best interests;

         (14) to purchase, take on lease or in exchange, or otherwise acquire and hold any lands in The Commonwealth of the Bahamas, or elsewhere, and any estate or interest therein, and any rights over or connected with any such lands, and to pay for the

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                  same in cash, or in the shares or other securities of the
                  Company or otherwise as the Company may see fit;

         (15) to purchase for investment or resale, and to deal in land and other property of any tenure and any interest therein, and to make advances upon the security of land or other property, or interest therein, and to deal in, traffic by way of sale, mortgage, lease, exchange or otherwise with land and house property and any other property whether real or personal and generally to carry on the business of real estate agents and dealers in all its branches;

         (16) to lay out land for building purposes, and in connection therewith to grade, fill, develop and to subdivide the same into residential or business lots, or partly residential and partly business lots; to sell such lots, and/or to build on, improve, let on building leases, advance money to persons building on, and otherwise develop the same, in such manner as may seem expedient to advance the Company's interests; to construct roads, streets, avenues, or highways, upon or through its lands; to extend, continue, or connect such roads, streets, avenues, or highways upon or through other real property to be acquired; to lay out and establish such roads, streets, avenues or highways and the extensions, continuations, or connections thereof; and to construct drains or sewers and such bridges or culverts as may be necessary to maintain the grades of, or for the extension, continuation, or connection of the roads, streets, avenues, or highways so laid out, and to provide and maintain water, electrical and all other utility services;

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         (17)     to appropriate any part or parts of the Company's property for the purpose of and to build or let shops, offices, and other places of business and to use or lease any part of the property of the Company not required for the purposes aforesaid for any purpose for which it may be conveniently used or let;

         (18) to carry on the business of a storekeeper in all its branches, and in particular to buy, sell, manufacture, and deal in goods, stores, consumable articles, chattels and effects of all kinds, both wholesale and retail, and to transact every kind of agency business, and generally to engage in any business or transactions which may seem capable of being profitably dealt with in connection with any of the said businesses;

         (19) to buy, sell, manufacture, alter, repair, improve, import, exchange, hire, let on hire, manipulate, treat, prepare for market, export and generally deal in plant, machinery, apparatus, tools, utensils, commodities, products, materials, merchandise, articles, and things whatsoever which may be found convenient in carrying out any of the objects of the Company, and generally to carry on business as merchants, commission merchants, agents, importers, and exporters;

         (20) to invest, re-invest and deal with the moneys and funds of the Company not immediately required upon such securities and in such manner as may from time to time be determined;

         (21) to remunerate any person or company for services rendered, or to be rendered, in or about the formation or promotion of the Company or the conduct of its business;

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         (22)     to draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of landing, warrants, debentures, and other negotiable or transferable instruments;

         (23) to sell, lease or otherwise dispose of the assets, property and undertaking of the Company or any part thereof for such consideration of the Company may think fit, and in particular for shares, debentures, bonds, mortgages or other securities of any other company;

         (24) to lend and advance money or give credit to such persons and on such terms as may seem expedient, and in particular to shareholders, directors or officers of the Company, customers and others having dealings with the Company, and to give guarantees or become security for any such persons;

         (25) to carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights;

         (26) to acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which this Company is authorized to carry on, or possessed of property suitable for the purpose of this Company;

         (27) to enter into partnership or any arrangement for sharing profits, union of interests, cooperation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Company is authorized to carry on or engage in,

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                  or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company; and to lend money to, guarantee the contracts of, or otherwise assist any such person or company and to take or otherwise acquire shares and securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same;

         (28) to enter into any arrangement with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects, or any of them, and to obtain from any such government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and carry out, exercise and comply with any such arrangements, rights, privileges and concessions;

         (29) to conduct its business in foreign countries, and to have one office, or more than one office, and to keep the books of the Company outside of the Bahamas, except as otherwise may be provided by law;

         (30)      (i)     to procure the Company to be registered or
                           recognized in any part of the world outside of The
                           Commonwealth of the Bahamas;

                   (ii) to procure for the Company incorporation, or constitution of a like nature, or as a Societe' Anonyme in any foreign country or to procure continuance of the Company under any Canadian or other foreign law.

         (31) from time to time to provide for the management of the affairs of the Company abroad in such manner as the Company may think fit, and in particular to appoint any person or persons to be the Attorney or Attorneys or Agent or Agents of the

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                  Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

         (32) to construct, maintain, and alter any buildings, or works, necessary or convenient for the purposes of the Company;

         (33) to borrow or raise or secure the payment of money, in such other manner as the Company shall think fit, and, in particular, by the issue of debentures or debenture stock perpetual or otherwise, bonds, mortgages or other securities, charged upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities;

         (34) to obtain any provisional order or Act of the Legislature for enabling the Company to carry any of its objects into effect, or for effecting any modifications of the Company's constitution, or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests;

         (35) to sell, improve, manage, develop, exchange, lease, mortgage, dispose of, turn to account, or otherwise deal with all or any part of the property and rights of the Company;

         (36) to distribute in specie by way of dividend or otherwise, among the shareholders, customers, or employees of the Company, any shares or securities, belonging to the Company or any property or assets of the Company;

         (37) to amalgamate with any other company having objects altogether or in part similar to those of this Company;

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         (38)     to invest the capital of the Company, accretions to capital and the income of the Company or such part thereof as the directors of the Company may determine in real estate, mortgages, bonds, stocks, shares and other securities, and from time to time to change said investment by sale, exchange or otherwise, and to invest the proceeds of any sale or sales in other investments of a like nature, and to lend money on any personal property;

         (39) to acquire any such investments as aforesaid by purchase, original subscription, tender, participation in syndicates or otherwise, and whether or not fully paid up, and to make payments thereof as called up or in advance of calls or otherwise, and to underwrite subscriptions for the same, conditionally or otherwise;

         (40) to issue paid up shares, debenture stock, debentures, bonds or other securities of the Company in payment or part payment of any property, shares, stocks, debentures, debenture stock, bonds, obligations or other securities, rights and easements which may be acquired by the Company and with the approval of the shareholders or their duly appointed attorney or agent for any services rendered to and work done for the Company and in or towards the payment or satisfaction of debts and liabilities owing by the Company;

         (41) to advance money and to guarantee any obligations and contracts of or otherwise assist and aid in any way any company or corporation any of whose shares, stocks, debentures, debenture stock, bonds, obligations or other securities are held by the Company;

         (42) to adopt such means of making known the products and business of the Company as may seem expedient, and in particular by advertising in the press, over the

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                  radio, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations;

         (43) to do all or any of the above acts and things and to have and exercise all or any of the above powers in the same manner and with the same force and effect as if the Company were an individual or as principals, agents, attorneys, contractors, trustees or otherwise and either alone or in conjunction with others; and

         (44) generally to do all such other things as are incidental or conducive to the attainment of the above objects or any of them.

         None of the above sub-clauses or the objects therein specified or the powers thereby conferred, shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause or any subsequent sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world, and notwithstanding that the business, undertaking, property, or acts proposed to be transacted, acquired, dealt with or performed do not fall within the objects of the first sub-clause or any subsequent sub-clause of this clause.


4. Each member of the Company undertakes to contribute to the assets of the Company in the event of the same bing wound up during the time that he is a member, or within one year afterwards, for payment of the debts and liabilities of the Company contracted before the time at which he ceases to be a member, and of the costs, charges and expenses of winding up the Company, and for the adjustment of the rights of the contributories amongst themselves, such amount as may be required not exceeding ten cents.

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                  WE, the several persons whose names and addresses are
subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association.

NAMES, ADDRESSES AND DESCRIPTIONS             NO. OF SHARES TAKEN
           OF SUBSCRIBERS                     BY EACH SUBSCRIBER

Carey Leonard
Attorney at Law
Nassau, Bahamas

Carol Ann Weatherford
Secretary
Nassau, Bahamas

Joan Mackey
Secretary
Nassau, Bahamas

Cypriana Burrows
Secretary
Nassau, Bahamas

Donna Wright
Secretary
Nassau, Bahamas


         DATED this 12th day of June, 1979.

         Witness to the above Signatures -

         /s/ Sean McWeeney


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COMMONWEALTH OF THE BAHAMAS

New Providence
                  I, Sean McWeeney

of Nassau, Bahamas

make oath and say that I was present and saw:

                  Carey Leonard
                  Carol Ann Weatherford
                  Joan Mackey
                  Cypriana Burrows
                  Donna Wright

all of the said Island of New Providence sign and as and for their Act execute the foregoing Memorandum of Association dated the 12th day of June A.D. 1979 for the purposes therein mentioned; and that I subscribed my name as the witness to the due execution thereof.

SWORN to this 13th
day of June
A.D. 1979

                                        /s/ Sean McWeeney

Before me,

NOTARY PUBLIC.

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         MINUTES of an extraordinary meeting of the shareholders of POLYDEX
CHEMICALS LIMITED (the "Corporation") held at the offices of the Corporation, 284 Bay Street, Nassau, Bahamas, on the 30th day of December, 1983, at the hour of 1:30 o'clock in the afternoon (Nassau time).

         The Chairman of the Board of directors, Mr. Thomas C. Usher, took the chair and, with the consent of the meeting, U.S. counsel to the Company, Mr. Mark Gasarch, acted as Secretary of the meeting.

         With the consent of the meeting, Mr. Mark Gasarch also acted as Scrutineer.

         The Chairman stated that the notice calling the meeting and the accompanying proxy statement and form of proxy had been mailed to all shareholders of the Corporation and that additional copies of such material were available at the meeting. With the consent of the meeting, the reading of the notice of the meeting was dispensed with. The Chairman further stated that there had been filed with him by the Secretary of the meeting proof of service of such notice, proxy statement and form of proxy. A copy of such notice, proxy statement and form of proxy with proof of service was directed to be annexed as Schedule A to these minutes.

         The Scrutineer then reported that there was a quorum of shareholders present and the report of the Scrutineeer setting form the number of shares represented in person or by proxy at the said meeting was directed to be annexed as Schedule B to these minutes. The Chairman declared that the requisite quorum of shareholders was present at the meeting and declared the meeting to be properly constituted.

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                                 CHANGE OF NAME
                                 --------------

         The Chairman then stated that the meeting has been called for the purpose, among others, of considering and, if approved, confirming as a special resolution the resolution passed at the Extraordinary General Meeting of the shareholders held on the 15th day of December, 1983 to change the name of the Corporation to Polydex Pharmaceuticals Limited.

         On motion duly made and seconded the following resolution was placed before the meeting:

         BE IT RESOLVED that the name of the Corporation be changed to POLYDEX PHARMACEUTICALS LIMITED.

         A vote having been taken on the foregoing resolution on a show of hands, the Chairman signed a ballot and declared that the resolution had been confirmed by at lease a majority of the votes cast at the meeting and accordingly declared that the resolution respecting the change in the name of the Corporation to Polydex Pharmaceuticals Limited had been passed as a special resolution of the Corporation.

                  AMENDMENT TO THE ARTICLES OF THE CORPORATION
                      TO UNPAIR ITS COMMON SHARES FROM THE
             PREFERENCE SHARES OF POLYDEX CHEMICALS (CANADA) LIMITED
             -------------------------------------------------------

         The Chairman then stated that the meeting had been called also for the purpose of considering and, if approved, confirming as a special resolution the resolution passed at the Extraordinary General Meeting of the shareholders held on the 15th day of December, 1983 authorizing an certain amendments to the Articles of the Corporation to unpair its common shares from the preference shares of Polydex Chemicals (Canada) Limited.

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         On motion duly made and seconded the following resolution was placed before the meeting:

         BE IT RESOLVED

         (a) that the Articles of Association be amended by the deletion therefrom of the following:

                  1. From Article 7, beginning in the third line thereof, of the words: "... and may be printed or reproduced on the reverse side of the share certificate for the Class A Preference Shares of Polydex Chemicals (Canada) Limited."

                  2.       Article 12(b) in its entirety.

         (b) that all certificates issued in respect of the shares of the Corporation be cancelled and that there be issued in lieu thereof to the holders thereof new Certificates in a form to be approved by the Directors.

         A vote having been taken on the foregoing resolution on a show of hands, the Chairman signed a ballot and declared that the resolution had been confirmed by at least a majority of the votes cast as the meeting and accordingly declared that the resolution respecting the amendment to the Articles of the Corporation to unpair its common shares from the preference shares of Polydex Chemicals (Canada) Limited had been passed as a special resolution of the Corporation.

         As a final matter, the Chairman informed the meeting that Polydex Chemicals (Canada) Limited had on the 12th of December, 1983 approved the unpairing and their shareholders had given their authorization for the amendment of that Company's articles. The Chairman stated that accordingly the matters resolved at the Corporation's meeting on the 15th of December, 1983 and at this meeting would be effectuated as soon as the Board of the Corporation issued or

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caused the issue of the appropriate certificates in respect of such matters and the Chairman indicated it was expected that the Board would issue such certificates so that the matters would or could become effective on the 2nd of April, 1984.

         There being no further business, on motion duly made, seconded and carried, the meeting then terminated.

/s/ T. C. Usher                                 /s/ M. Gasarch
--------------------------                      -------------------------------
Chairman of the meeting                         Secretary of the meeting

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         MINUTES of an extraordinary meeting of the shareholders of POLYDEX
CHEMICALS LIMITED (the "Corporation") held at the offices of the Corporation, 284 Bay Street, Nassau, Bahamas, on the 15th day of December, 1983, at the hour of 4:00 o'clock in the afternoon (Nassau time).

         The Chairman of the Board of directors, Mr. Thomas C. Usher, took the chair and, with the consent of the meeting, U.S. counsel to the Company, Mr. Mark Gasarch, acted as Secretary of the meeting.

         With the consent of the meeting, Mr. Mark Gasarch also acted as Scrutineer.

         The Chairman stated that the notice calling the meeting and the accompanying proxy statement and form of proxy had been mailed to all shareholders of the Corporation and that additional copies of such material were available at the meeting. With the consent of the meeting, the reading of the notice of the meeting was dispensed with. The Chairman further stated that there had been filed with him by the Secretary of the meeting proof of service of such notice, proxy statement and form of proxy. A copy of such notice, proxy statement and form of proxy with proof of service was directed to be annexed as Schedule A to these minutes.

         The Scrutineer then reported that there was a quorum of shareholders present and the report of the Scrutineeer setting form the number of shares represented in person or by proxy at the said meeting was directed to be annexed as Schedule B to these minutes. The Chairman declared that the requisite quorum of shareholders was present at the meeting and declared the meeting to be properly constituted.

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                                 CHANGE OF NAME
                                 --------------

         The Chairman then stated that the meeting had been called for the purpose, among others, of considering and, if approved, passing a special resolution authorizing a change in the name of the Corporation to Polydex Pharmaceuticals Limited. The Chairman further stated that a copy of the proposed special resolution was annexed as Schedule A to the notice calling this meeting.

         On motion duly proposed as a special resolution and seconded the following resolution was placed before the meeting:

         WHEREAS it is considered to be in the best interests of the Corporation to change its name as herein provided;

         NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION AS
FOLLOWS:

         (a) that the name of the Corporation be changed to POLYDEX PHARMACEUTICALS LIMITED,

         (b)      that the change of name shall take effect only if:

                  1. All three resolutions substantially in the form set forth in the proxy materials of the Corporation dated October 31, 1983 are properly approved and, where necessary, confirmed by the members of the Corporation,

                  2. The shareholders of Polydex Chemicals (Canada) Limited approve the unpairing of the Preference Shares of Polydex Chemicals (Canada) Limited from the Common Shares of the Corporation, and

                  3. The shareholders of Polydex Chemicals (Canada) Limited authorize an amendment to the Articles of that Corporation to reduce the appraised amount of all of the Preference Shares to U.S. $0.24, and

         (c) that any one director or officer of the Corporation be and he is hereby authorized and directed to execute under the seal if required and deliver, for and on behalf of the Corporation, all documents and to do all things necessary or desirable to effect the implementation of the change of name and verify or certify that the conditions have been satisfied and that the resolution for the change of name has been effectuated.

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         A vote having been taken on the foregoing resolution on a show of hands, the Chairman signed a ballot and declared that the resolution had been passed by at least three-fourths (3/4 of the votes cast at the meeting.

                       INCREASE IN THE NUMBER OF DIRECTORS
                       -----------------------------------

         The Chairman then stated that the meeting had been called also for the purpose, among others, of considering and, if approved, passing an ordinary resolution authorizing an increase in the maximum number of directors of the Corporation from six to fifteen. The Chairman further stated that a copy of the proposed resolution was annexed as Schedule A to the notice calling this meeting.

         On motion duly made and seconded the following resolution was placed before the meeting:

         WHEREAS it is considered to be in the best interests of the Corporation to increase the maximum number of Directors as herein provided;

         NOW THEREFORE BE IT RESOLVED AS AN ORDINARY RESOLUTION AS FOLLOWS:

         (a) that the maximum number of directors permitted by Article 53 of the Articles of Association be increased from six to fifteen,

         (b)      that the increase in numbers shall take effect only if:

                  1. All three resolutions substantially in the form set forth in the proxy materials of the Corporation dated October 31, 1983 are properly approved and, where necessary, confirmed by the members of the Corporation,

                  2. The shareholders of Polydex Chemicals (Canada) Limited approve the unpairing of the Preference Shares of Polydex Chemicals (Canada) Limited from the Common Shares of the Corporation, and

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                  3.       The shareholders of Polydex Chemicals (Canada)
                           Limited authorize an amendment to the Articles of that Corporation to reduce the appraised amount of all of the Preference Shares to U.S. $0.24, and

         (c) that any one director or officer of the Corporation be and he is hereby authorized and directed to execute and deliver, for and on behalf of the Corporation, all documents and to do all things necessary or desirable to effect the implementation of the increase in maximum of Directors, and verify or certify that the conditions have been satisfied and that the resolution for the increase in number has been effectuated.

         A vote having been taken on the foregoing resolution on a show of hands, the Chairman signed a ballot and declared that the resolution had been passed by at least a majority of the votes cast at the meeting and accordingly declared that the resolution respecting the increase in the maximum number of directors of the Corporation from six to fifteen had been passed as an ordinary resolution of the Corporation.

                  AMENDMENT TO THE ARTICLES OF THE CORPORATION
                      TO UNPAIR ITS COMMON SHARES FROM THE
             PREFERENCE SHARES OF POLYDEX CHEMICALS (CANADA) LIMITED
             -------------------------------------------------------

         The Chairman then stated that the meeting had been called for the further purpose, among others, of considering and, if approved, passing a special resolution authorizing an amendment to the Articles of the Corporation to unpair its common shares from the preference shares of Polydex Chemicals (Canada) Limited. The Chairman further stated that a copy of the proposed special resolution was annexed as Schedule A to the notice calling this meeting.

         On motion duly proposed as a special resolution and seconded the following resolution was placed before the meeting;

         WHEREAS it is considered to be in the best interests of the Corporation to amend its Articles as herein provided;

         NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION AS FOLLOWS:


         (a) that the Articles of Association be amended by the deletion therefrom of the following:

                  1. From Article 7, beginning in the third line thereof, of the words:
                           ".... and may be printed or reproduced on the reverse
                           side of the share certificate for the Class A Preference Shares of Polydex Chemicals (Canada) Limited."

                  2.       Article 12(b) in its entirety.

         (b) that all certificates issued in respect of the shares of the Corporation be cancelled and that there be issued in lieu thereof to the holders thereof new Certificates in a form to be approved by the Directors.

         (c) that the amendmend to the Articles and the cancellation and issue of certificates shall take effect only if:

                  1. All three resolutions substantially in the form set forth in the proxy materials of the Corporation dated October 31, 1983 are properly approved and, where necessary, confirmed by the members of the Corporation,

                  2. The shareholders of Polydex Chemicals (Canada) Limited approve the unpairing of the Preference Shares of Polydex Chemicals (Canada) Limited from the Common Shares of the Corporation, and

                  3. The shareholders of Polydex Chemicals (Canada) Limited authorize an amendment to the Articles of that Corporation to reduce the appraised amount of all of the Preference Shares to U.S. $0.24, and

         (d) That any one director or officer of the Corporation be and he is hereby authorized and directed to execute under the seal if required and deliver, for and on behalf of the Corporation all documents and to do all things necessary or desirable to effect the amendment to the Articles of Association of the Corporation as described herein, including the execution and delivery of a Certificate in prescribed form to the appropriate regulatory authorities in the Bahamas, and otherwise to effect the implementation of these resolutions and to unpair the transfer of shares of the Corporation.

         A vote having been taken on the foregoing resolution on a show of hands, the Chairman signed a ballot and declared that the resolution had been passed by at least three-fourths (3/4) of the votes cast as the meeting.

         There being no further business, on motion duly made, seconded and carried, the meeting then terminated.

   /s/ T. C. Usher                            /s/ M. Gasarch
---------------------------                   ------------------------------

Chairman of the meeting                       Secretary of the meeting